Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 29, 2025 with respect to the audited financial statements of Amesite Inc., which includes an explanatory paragraph related to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K/A of the Company as of June 30, 2025 and for the year ended June 30, 2025.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

July 30, 2026